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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 2002 included in this Annual Report on Form 10-K into Georgia-Pacific Corporation's previously filed Registration Statement Nos. 333-80757, 333-48388, 333-35813, 333-44112, 2-53427, 2-61238, 2-68688, 2-76072,
2-93184, 33-11341, 33-26985, 33-39693, 33-62498, 33-60933, 333-35793, 2-99380,
33-58664, 33-52823, 33-37930, 33-38561, 33-48328, 33-52815, 33-48329,
33-38561, 33-48330, 33-48331, 33-59057, 333-42597, 333-93793, 333-96007,
333-33816, 333-36196, 333-36198, 333-50978, 333-50980, 333-51442, and 333-58040.

                                          /s/ Arthur Andersen

Atlanta, Georgia
March 21, 2002